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                                Exhibit 4.2

                       INCENTIVE STOCK OPTION AGREEMENT
                       STERLING ELECTRONICS CORPORATION


      THIS AGREEMENT is made and entered into as of this xxxx day of xxxxx, xxxx, between STERLING ELECTRONICS CORPORATION, a Nevada corporation (the "Company"), and xxxxxx xxx(the "Holder") in connection with the grant of an Incentive Option (hereinafter defined), which occurred on the xxxx day of xxxxx, xxxx, under the Sterling Electronics Corporation 1994 Stock Option Plan (the "Plan").


                             W I T N E S S E T H :

      WHEREAS, the Holder is employed by the Company or one of its Affiliates (hereinafter defined) in a key position and the Company desires to encourage him to own Stock (hereinafter defined) and to give him added incentive to advance the interests of the Company through the Plan and desires to grant the Holder an Incentive Option to purchase shares of Stock of the Company under terms and conditions established by the Board of Directors (hereinafter defined).

      NOW, THEREFORE, in consideration of these premises, the parties agree that the following shall constitute the Agreement between the Company and the Holder:

            DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below:

            "Affiliates" shall mean (a) any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if each of the corporations, other than the Company, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and
(b) any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            "Agreement" shall mean the written agreement between the Company and a Holder evidencing the Option granted by the Corporation and the understanding of the parties with respect thereto.

            "Board of Directors" shall mean the board of directors of the Company.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.


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        1.5 "Committee" shall mean the committee appointed by the Board of Directors to administer this Plan.

        1.6 "Eligible Individuals" shall mean key employees, including officers and directors who are also employees of the Company or of any of its Affiliates.

        1.7 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        1.8 "Fair Market Value" shall mean the last reported sale price on the New York Stock Exchange on the last business day prior to the date in question.

      For purposes of valuing Options, the Fair Market Value of Stock shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

        1.9 "Holder" shall mean an Eligible Individual to whom an Option has been granted.

        1.10 "Incentive Options" shall mean stock options that are intended to satisfy the requirements of section 422 of the Code.

        1.11 "Nonstatutory Options" shall mean stock options that are not intended to satisfy the requirements of section 422 of the code.

        1.12 "Options" shall mean either Incentive Options or Nonstatutory Options, or both.

        1.13 "Securities Act" shall mean the Securities Act of 1933, as amended.

        1.14 "Significant Affiliate" shall mean any Affiliate or Affiliates which collectively account for 50% or greater of (i) the total assets of the Company and all Affiliates or (ii) the total sales of the Company and all Affiliates.

        1.15 "Stock" shall mean the Company's authorized common stock, $.50 par value, together with any other securities with respect to which this Incentive Option may be exercisable.


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        2. GRANT OF INCENTIVE OPTION.  Subject to the terms and
conditions set forth herein, the Company grants to the Holder an Incentive Option to purchase from the Company during the period ending five (5) years from the date of said grant xxxxxx shares of Stock at a price of $xxxxx per share, subject to adjustment as provided in Section
6.6 of the Plan. This Incentive Option is exercisable with respect to the shares of Stock indicated as follows:

      On and After              Number of Shares
      ------------              ----------------

      1 year after the        xxxxx shares of Stock
      grant date

      2 years after the       xxxxx additional shares of Stock
      grant date



        3. NOTICE OF EXERCISE. This Incentive Option may be exercised in whole or in part, from time to time, in accordance with Paragraph 2 by written notice to the Company, which notice shall:

           (a) specify the number of shares of Stock to be purchased and the exercise price to be paid therefor;

           (b) if the person exercising this Incentive Option is not the Holder himself, contain or be accompanied by evidence satisfactory to the Committee of such person's right to exercise this Incentive Option; and

           (c) be accompanied by payment in full of the purchase price in any form acceptable to the Committee in its sole discretion, which form may include cash, shares of Stock or a share or shares of Stock owned by the Holder and surrendered for actual or deemed multiple exchanges of shares of Stock, or any combination thereof.


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        4. INVESTMENT LETTER.  If required by the Committee, the Holder agrees that the shares of Stock acquired on exercise of this Incentive Option shall be acquired for his own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or other applicable securities laws. If the Board of Directors or the Committee so determines, any Stock certificates issued upon exercise of this Incentive Option shall bear a legend to the effect that the shares have been so acquired. The Company may, but in no event shall be required to, bear any expenses of complying with the Securities Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this Incentive Option or any shares of Stock acquired upon the exercise thereof. The foregoing restrictions on the transfer of the shares of Stock shall be inoperative if (a) the Company previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the Securities Act or other applicable securities laws or (b) the shares of Stock shall have been duly registered in compliance with the Securities Act and other applicable securities laws. If this Incentive Option, or the shares of Stock subject to this Incentive Option, are so registered under the Securities Act, the Holder agrees that he will not make a public offering of the said shares except on a national securities exchange on which the Stock of the Company is then listed.

        5. TRANSFER AND EXERCISE OF INCENTIVE OPTION. This Incentive Option shall not be transferable except by will or by the laws of descent and distribution. During the Holder's lifetime this Incentive Option may be exercised only by him. No assignment or transfer of this Incentive Option, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by will or by the laws of descent or distribution, shall vest in the assignee or transferee any interest or right whatsoever in this Incentive Option.

        6. STATUS OF HOLDER. The Holder shall not be deemed a shareholder of the Company with respect to any of the shares of Stock subject to this Incentive Option, except to the extent that such shares shall have been purchased and transferred to him. The Company shall not be required to issue or transfer any certificates for shares of Stock purchased upon exercise of this Incentive Option until all applicable requirements of law have been complied with and, in the event that the Stock is publicly traded, such shares shall have been duly listed on any securities exchange on which the Stock may then be listed.


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        7. NO EFFECT ON CAPITAL STRUCTURE.  This Incentive Option shall not affect the right of the Company or any Affiliate thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

        8. PREMATURE EXPIRATION OF INCENTIVE OPTION. If the Holder ceases to be an employee of the Company or one of its Affiliates prior to its expiration, then this Incentive Option shall terminate as provided in the Plan.

        9. COMMITTEE AUTHORITY. Any question concerning the interpretation of this Agreement, any adjustments required to be made under Paragraph 6.6 of the Plan, and any controversy which may arise under this Agreement shall be determined by the Committee in its sole discretion.

       10. NOTICE OF DISQUALIFYING DISPOSITION. In order to enable the Company to avail itself of any income tax deduction to which it may be entitled, the Holder shall notify the Company of his intent to dispose of any of the shares of Stock purchased pursuant to this Incentive Option within two (2) years from the date of the grant of the Incentive Option and one (1) year from the date of transfer of any such shares of Stock to the Holder, and promptly after such disposition the Holder shall notify the Company of the number of shares of Stock disposed of, the dates of acquisition and disposition of such shares, and the consideration, if any, received on such disposition. Nothing in this Paragraph 10, however, shall give the Holder any right to dispose of shares that is inconsistent with any provision of the Plan or this Agreement or any stock transfer restriction agreement entered into by the Holder. If in connection with any such disposition the Company becomes liable for withholding taxes and has no amounts owing the Holder with which to discharge its withholding obligation, the Holder shall provide the Company with the amount needed to discharge the Company's withholding obligation and shall indemnify the Company against any penalties it may incur through its inability to apply amounts owing the Holder in discharge of its withholding obligation.

       11. INCENTIVE OPTION QUALIFICATION. This Incentive Option is intended to qualify as an "incentive stock option" within the meaning of
Section 422 of the Code, and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that this Incentive Option is or will be determined to be an "incentive stock option" within such Section or any other Section of the Code.

       12. PLAN CONTROLS. The terms of this Agreement are governed by the terms of the Plan, which is made a part hereof as if fully set forth herein, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

       13. SALE OF ADDITIONAL SHARES OF COMMON STOCK. The Company agrees that if and whenever during the term of this Agreement, and prior to the exercise of this Incentive


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Option as to all shares subject hereto, the Company (a) shall offer for sale to holders of its Common Stock shares of Common Stock or of other classes of stock or other securities of the Company, or (b) in connection with any transaction shall acquire or shall cause to be issued rights to acquire shares of stock or other securities of another corporation for the benefit of or to the holders of Common Stock of the Company, the Company will give written notice to Holder of the rights which are thus to be acquired or issued for the benefit of or to the holders of Common Stock of the Company in sufficient time to permit Holder to exercise this Incentive Option if Holder should elect to do so and to permit Holder to participate in such rights as a holder in such Common Stock of the Company.

       14. MERGERS. In the event the Company proposes to merge or consolidate with another corporation or to sell or dispose of its properties, assets and business or to dissolve, the Company will give written notice thereof to Holder in sufficient time to permit Holder to exercise this Incentive Option, if Holder should elect to do so and participate in such transaction as a stockholder of the Company; provided, however, in connection with any merger or consolidation or other transaction under which the Company or its holders of shares of Common Stock will acquire stock or other securities of the continuing, resulting or another corporation in exchange for their shares of Common Stock, provision shall be made for the reservation for and issuance upon exercise by Holder of Holder's pro rata number of shares or other securities (on the basis of the number of shares of Common Stock as to which this Incentive Option remains at the time unexercised), at the same aggregate purchase price provided for in this Agreement, the price per unit to be adjusted upward or downward, according to the increase or decrease of the number of units involved.

       15. CHANGE OF CONTROL. In the event of a Change of Control Transaction (as herein defined), all outstanding Options granted under the Plan will vest immediately upon any such Change of Control Transaction involving the Corporation. A Change of Control Transaction is (i) the dissolution of the Corporation or any Significant Affiliate,
(ii) a liquidation of more than 50 percent in value of the Corporation or any Significant Affiliate, (iii) a sale of assets involving 50 percent or more of the value of the assets of the Corporation or any Significant Affiliate prior to such sale, (iv) any merger or reorganization or consolidation of the Corporation in which the Corporation is not the surviving entity, (v) any merger or reorganization or consolidation of any Significant Affiliate in which the Significant Affiliate is not the surviving entity (other than a merger or reorganization or consolidation with the Corporation or any entity controlled by the Corporation), (vi) any sale or the disposition of more than 50 percent of the combined voting securities of the Corporation outstanding prior to the transaction hold, as a group, less than 50 percent of the combined voting power of the Corporation or any successor company outstanding after the transaction.

       16. GOVERNING LAW. Where applicable, the provisions of this Agreement shall be governed by the contract law of the State of Texas.


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      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Holder has hereunto set his hand on the day and year first above written.

                                    STERLING ELECTRONICS CORPORATION



                                    By:_________________________________
                                        Ronald S. Spolane
                                        Chairman of the Board of Directors


                                    HOLDER


                                    _____________________________________
                                    xxxxxx xxx